Exhibit 4.7
Dated June 20, 2007
CHINA LODGING GROUP, LIMITED
FOUNDERS NAMED IN SCHEDULE 1
WFOES NAMED IN SCHEDULE 2
and
INVESTORS NAMED IN SCHEDULE 3

SERIES B PREFERRED SHARE
PURCHASE AGREEMENT
Relating to
CHINA LODGING GROUP, LIMITED

Exhibit 4.7

SERIES B PREFERRED SHARES PURCHASE AGREEMENT
     THIS SERIES B PREFERRED SHARES PURCHASE AGREEMENT (this “Agreement”) is made as of this June 20, 2007, by and among China Lodging Group, Limited, a company incorporated in the Cayman Islands as company No. 179930 having its registered office at the office of Offshore Incorporations (Cayman) Limited, Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands (the “Company”), each of the persons listed in Schedule 1 attached hereto (each a “Founder” and collectively, the “Founders”), each of the entities listed in Schedule 2 attached hereto (each a “WFOE” and collectively, the “WFOEs”), and each of the investors listed in Schedule 3 attached hereto (each an “Investor” and collectively, the “Investors”).
RECITALS
A.	The Founders and the Co-Founders (as defined below) own legally or beneficially all of the issued and outstanding share capital of the Company.

B.	The Company is (or prior to October 1, 2007 the Company will be) the holding company and 100% parent company of each of the WFOEs, which engage in the business of property management, hotel management, property conversion and property improvement (the “Business”).

C.	The Founders and the Company seek to induce the Investors to invest in the Company and the Group Companies (as defined below).

D.	The Investors wish to invest in the Company and the Group Companies and, to that end, wish to subscribe for certain preferred shares to be newly issued by the Company pursuant to the terms and subject to the conditions of this Agreement.
NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants and agreements set forth herein and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto hereby agree as follows:
CERTAIN DEFINITIONS
For purposes of this Agreement:
“Affiliate” means, with respect to any given Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person and, where the given Person is an individual, the spouse, parent, sibling, or child thereof.
“Agreement” has the meaning ascribed thereto in the Preamble.
“Ancillary Documents” means, collectively, the Shareholders Agreement, the Memorandum and Articles, the Founder Warrant, the Investor Warrants, the Shareholder Loan Agreement and any other document or agreement contemplated by this Agreement or any Ancillary Document.
“Applicable Law” means, with respect to any Person, any and all provisions of any constitution, treaty, statute, law, regulation, ordinance, code, rule, judgment, rule of common law, order, decree, award, injunction, governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Government Entity, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.
“Arbitration Notice” has the meaning ascribed thereto in Section 9.12.
“Articles” means the Amended and Restated Articles of Association of the Company in the form attached hereto as Exhibit A adopted by the Shareholders of the Company on or prior to the date hereof.
“Audited Financials” means the audited consolidated financial statements of the Group Companies for the twelve-month period starting from January 1, 2006 and ending twelve months thereafter, audited and certified by independent public accountants of internationally recognized standing selected by the Company in accordance with GAAP.
“Board” means the Board of Directors of the Company.
“Business” has the meaning ascribed thereto in the Recitals.
“CFC” means a controlled foreign corporation as defined in the Code.
“Chengwei” means, collectively, Chengwei Partners, L.P., an exempted limited partnership organized and existing under the laws of the Cayman Islands, Chengwei Ventures Evergreen Fund, L.P., an exempted limited partnership organized and existing under the laws of the Cayman Islands, and Chengwei Ventures Evergreen Advisors Fund, LLC, an exempted limited liability company organized and existing under the laws of the Cayman Islands.
“Closing” has the meaning ascribed thereto in Section 2.2.
“Closing Date” has the meaning ascribed thereto in Section 2.2.
“Code” means the Internal Revenue Code of 1986, as amended.
“Co-Founders” means MS. TONG TONG ZHAO, (Canadian passport number: JW698597), 5-22C, 118 Ziyun Road, Shanghai, 200051, P.R.China and MR. JOHN JIONG WU, (United States passport number: 302014663), 774 Mays Blvd. #Ste 10 – 337, Incline Village, NV 89452, USA; a “Co-Founder” means any of the Co-Founders.
“Company” has the meaning ascribed thereto in the Preamble.
“Company Warrantors” means the Company, each of the WFOEs and each of the Founders.
“Confidential Information” has the meaning ascribed thereto in Section 7.6.

“Consent” means any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including any Government Entity.
“Constitutional Documents” means, with respect to any Person, the Certificate of Incorporation, Memorandum of Association, Articles of Association, Joint Venture Agreement, or similar constitutive documents for such Person.
“Contemplated Transactions” means the transactions contemplated hereby and by each of the other Transaction Documents.
“Contract” means any agreement, arrangement, bond, commitment, franchise, indemnity, indenture, instrument, lease, license or binding understanding, whether or not in writing.
“Control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” have meanings correlative to the foregoing.
“Conversion Shares” shall mean the Ordinary Shares issued or issuable upon conversion of any Series B Preferred Shares.
“Disclosure Schedule” means, as of the date hereof, the Disclosure Schedule attached hereto as Exhibit C and as of the Closing, the Disclosure Schedule attached hereto as Exhibit C, as modified or supplemented by the Investors and the Company Warrantors in accordance with Section 3.
“Dispute” has the meaning ascribed thereto in Section 9.12.
“Encumbrance” means any claim, charge, easement, encumbrance, lease, covenant, security interest, lien, option, pledge, rights of others, or restriction (whether on voting, sale, transfer, disposition or otherwise), whether imposed by agreement, understanding, law, equity or otherwise.
“Founder” or “Founders” has the meaning ascribed thereto in the Preamble.
“Founder Warrant” means the warrant to be issued by the Company to Winner Crown Holdings Limited in accordance to Section 5.14.
“GAAP” means the generally accepted accounting principles of the United States.
“Government Entity” means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government.
“Government Official” means any officer or employee of a Government Entity (including, for purposes of this definition, any entity or enterprise owned or controlled by a government), or any Person acting in an official capacity for or on behalf of any such Government Entity.

“Group Companies” means the Company and all of its Subsidiaries, except, for the purposes of Section 3, excluding any Subsidiary not existing on or before April 30, 2007; a “Group Company” means any of the Group Companies.
“HKIAC” has the meaning ascribed thereto in Section 9.12.
“Hong Kong” means the Hong Kong Special Administrative Region.
“IDG” means, collectively, IDG-Accel China Growth Fund L.P., IDG-Accel China Growth Fund-A L.P. And IDG-Accel China Investors L.P., each an exempted limited partnership organized and existing under the laws of the Cayman Islands.
“Improvements” has the meaning ascribed thereto in Section 3.10.
“Indemnifiable Loss” means, with respect to any Person, any action, cost, damage, disbursement, expense, liability, loss, deficiency, diminution in value, obligation, penalty or settlement of any kind or nature, other than consequential damages that a party in breach does not, and did not, have reason to foresee as a probable result of such breach. Notwithstanding anything to the contrary provided in the preceding sentence, “Indemnifiable Loss” shall include, but shall not be limited to, (i) interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses reasonably incurred in the investigation, collection, prosecution and defense of claims and amounts paid in settlement, that may be imposed on or otherwise incurred or suffered by such Person and (ii) any Taxes that may be payable by such Person by reason of the indemnification of any Indemnifiable Loss hereunder, other than Taxes that would have been payable notwithstanding the event giving rise to indemnification.
“Indemnified Party” has the meaning ascribed thereto in Section 9.1.
“Indemnifying Party” has the meaning ascribed thereto in Section 9.1.
“Intellectual Property” has the meaning ascribed thereto in Section 3.13.
“Intellectual Property License” has the meaning ascribed thereto in Section 3.13.
“Investor” or “Investors” has the meaning ascribed thereto in the Preamble.
“Investor Warrants” means the warrants to be issued by the Company to the Investors in accordance with Section 5.15.
“IPO” means an initial public offering of the Company’s Ordinary Shares on the New York Stock Exchange, the NASDAQ Global Market, the Main Board of the Hong Kong Stock Exchange or any other exchange of recognized international reputation and standing duly approved by the Board.
“Key Management Personnel” means each of the following positions, or positions with similar responsibilities, in any Group Company: (i) the Chief Executive Officer (responsible for general strategic direction with emphasis on sales, marketing and business development), (ii) the Chief Financial Officer (responsible for fund raising, financial control and management), (iii) the Chief Operating Officer or Head of Operations (responsible for operations, public relations and corporate marketing), and

(iv) the Executive Vice President of any functional department. A list of the Key Management Personnel is attached hereto as Exhibit D.
“Knowledge” means, with respect to any Person, the actual knowledge of such Person and that knowledge which should have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent business person would have made or exercised in the management of his or her business affairs, including due inquiry of those officers, directors, key employees and professional advisers (including attorneys, accountants and consultants) of the Person and its Affiliates who could reasonably be expected to have knowledge of the matters in question.
“Land Use Rights” has the meaning ascribed thereto in Section 3.10.
“Lead Investors” means Chengwei and CDH Courtyard Limited, a company incorporated under the laws of the British Virgin Islands; a “Lead Investor” means any of the Lead Investors.
“Lease” has the meaning ascribed thereto in Section 3.10.
“Liabilities” means, with respect to any Person, liabilities owing by such Person of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due.
“Material Adverse Effect” means a material adverse effect (taking into account all the concurrent adverse effects) on (i) the operations, results of operations, financial condition or assets of the Company and the other Group Companies, taken as a whole, or (ii) the ability of the Company and the other Group Companies, taken as a whole, to observe and perform the respective material obligations under any Transaction Documents to which they are a party; provided, that knowledge of such matter could reasonably be expected to severely and negatively impact a potential third-party investor’s valuation of the Company and be considered material and important by a reasonable third-party investor in deciding to invest in the Company.
“Material Contract” means, with respect to any Person, any outstanding Contract material to the business of such Person as of or after the date hereof and includes, but is not limited to, those Contracts deemed material by Section 3.12(v).
“Memorandum” means the Amended and Restated Memorandum of Association of the Company in the form attached hereto as Exhibit A adopted by the Shareholders of the Company on or prior to the date hereof.
“MOFCOM” means the Ministry of Commerce or its local branches or, with respect to any matter to be submitted for examination and approval by the Ministry of Commerce or its local branches, any Government Entity which is similarly competent to examine and approve such matter under the laws of the PRC.
“Mortgage” has the meaning ascribed thereto in Section 3.10.
“Noteholders” shall mean IDG-Accel China Growth Fund L.P., IDG-Accel China Growth Fund-A L.P. and IDG-Accel China Investgors L.P., each an exempted limited partnership organized and existing under the laws of the Cayman Islands.

“Note Agreement” means the Convertible Note Purchase Agreement entered into by and between the Company and the Noteholders on March 28, 2007 and the Convertible Promissory Notes, dated March 30, 2007, issued by the Company thereunder.
“Ordinary Shares” means the ordinary shares of par value US$0.0001 each in the capital of the Company, having the rights and obligations as set out in the Memorandum and Articles.
“Person” means any individual, partnership, corporation, trust or other entity (including, without limitation, any unincorporated joint venture and whether or not having separate legal personality).
“Principal Tribunal” has the meaning ascribed thereto in Section 9.12.
“PFIC” means a passive foreign investment company as defined in the Code.
“Pinpoint” means Pinpoint Capital 2006 A Limited, a company incorporated in the Territory of the British Virgin Islands.
“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement and all Ancillary Documents, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan.
“Purchase Price” has the meaning ascribed thereto in Section 2.1.
“Qualified IPO” means a firm commitment, underwritten IPO by the Company of its Ordinary Shares with (i) a market capitalization of the Company equal to no less than US$495 million (or the equivalent thereof in other currencies) immediately prior to the IPO, and (ii) total offering proceeds to the Company, before deduction of selling expenses, of not less than US$50 million (or the equivalent thereof in other currencies).
“Related Party” means any of the officers, directors, supervisory board members, or equityholders of the Company or any other Group Company or any Affiliates of such officers, directors, supervisory board members, or equityholders.
“RMB¥” means Renminbi, the lawful currency of the PRC;
“SAIC” means the State Administration of Industry and Commerce or its local branches or, with respect to the issuance of any business license or filing or registration to be effected with or by the State Administration of Industry and Commerce or its local branches, any Government Entity which is similarly competent to issue such business license or accept such filing or registration under the laws of the PRC.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities” has the meaning ascribed thereto in Section 4.2.

“Securities Act” means the U.S. Securities Act of 1933, as amended and interpreted from time to time.
“Selected Financial Information” means the selected interim financial information of the Company as of April 30, 2007 attached hereto as Exhibit F.
“Series A Holders” means holders of Series A Preferred Shares of the Company.
“Series A Preferred Shares” means Series A Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.
“Series B Preferred Shares” means Series B Preferred Shares of the Company, par value US$0.0001 per share, with the rights and privileges as set forth in the Memorandum and Articles.
“Shareholders” means the holders of the Ordinary Shares, Series A Preferred Shares and Series B Preferred Shares.
“Shareholder Loan Agreement” means the Loan Repayment and Share Purchase Agreement substantially in the form of Exhibit K attached hereto, to be entered into by and among the Company, the Founder and the Co-Founders.
“Shareholders Agreement” means an amended and restated shareholders agreement substantially in the form of Exhibit B attached hereto, to be entered into by and among the Company, Series A Holders, the Investors and the Founders.
“Share Option Plan” has the meaning ascribed thereto in the Shareholders Agreement.
“Significant Breach” means a material adverse effect on the operations, results of operations, financial condition or assets of the Company or any other Group Company; provided, that for purposes of the representations provided in Section 3, any such material adverse effect resulting in any loss, directly or indirectly, of (a) at least US$100,000, or its equivalent in other currencies, to any Group Company other than the Company or a WFOE, shall constitute a Significant Breach with respect to such Group Company, (b) at least US$150,000, or its equivalent in other currencies, to any WFOE, shall constitute a Significant Breach with respect to such WFOE, and (c) at least US$250,000, or its equivalent in other currencies, to the Company and all Group Companies taken as a whole, shall constitute a Significant Breach with respect to the Company.
“Social Security Funds” means pension funds, housing funds, unemployment insurance, medical insurance and any other social security funds as provided by the PRC authorities from time to time to which an employer in the PRC is obliged to make contributions for its employees.
“Subsidiary” means, with respect to any given Person, any other Person (other than a natural Person) Controlled by such given Person, including but not limited to the WFOEs).

“Tax” means any national, provincial or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, employment, payroll, severance or withholding tax or any other type of tax, levy, assessment, custom duty or charge imposed by any Government Entity, any interest and penalties (civil or criminal) related thereto or to the nonpayment thereof, and any loss or Tax Liability incurred in connection with the determination, settlement or litigation of any Liability arising therefrom.
“Tax Return” means any tax return, declaration, reports, estimates, claim for refund, claim for extension, information returns, or statements relating to Taxes, including any schedule or attachment thereto.
“Transaction Documents” means this Agreement and the Ancillary Documents.
“U.S.” means the United States of America.
“Unaudited Pro Forma Financials” means the unaudited pro forma financial statements of the Group Companies prepared on an as-if consolidated basis for the twelve month period ended on December 31 2006 and the four month period ended on April 30, 2007, including all notes thereto, attached hereto as Exhibit E.
“US$” means United States dollars, the lawful currency of the U.S.
“Warrant” means any of the Founder Warrant and the Investor Warrants.
“Warrant Shares” means the Series B Preferred Shares issuable or issued upon exercise of any Warrant.
“WFOE” or “WFOEs” has the meaning ascribed thereto in the Preamble.
1. Interpretation.
     1.1 For all purposes of this Agreement, except as otherwise expressly provided, (i) the terms defined in above shall have the meanings assigned to them above and shall include the plural as well as the singular, (ii) all accounting terms not otherwise defined herein have the meanings assigned under GAAP consistently applied, (iii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iv) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, (v) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision, (vi) all references in this Agreement to designated Schedules and Exhibits are to the Schedules and Exhibits attached to this Agreement unless explicitly stated otherwise, and (vii) any formula that purports to calculate the excess of one value over another shall be deemed to yield a value equal to zero if there is no excess.
2. Sale and Purchase of Series B Preferred Shares.
     2.1 Sale and Purchase. Subject to the terms and conditions of this Agreement, at the Closing,

     (i) each Investor agrees severally and not jointly to subscribe for and purchase, and the Company agrees to issue and sell to such Investor, the number of Series B Preferred Shares indicated next to such Investor’s name in Schedule 3 hereto for the amount of consideration indicated next to such Investor’s name as set forth in Schedule 3 hereto (such consideration in the aggregate, the “Purchase Price”);
     (ii) each Noteholder agrees to convert all of its outstanding principal, together with any accrued and unpaid interest thereon, under the Note Agreement to, and the Company agrees to issue to such Noteholder, the number of Series B Preferred Shares indicated next to such Noteholder’s name in Schedule 3 hereto at the Conversion Price (as defined in the Note Agreement) and for an aggregate amount of consideration indicated next to such Noteholder’s name as set forth in Schedule 3 hereto.
     2.2 Closing. The purchase and sale of the Series B Preferred Shares (the “Closing”) shall take place at the office of O’Melveny & Myers LLP, Plaza 66, 37th Floor, 1266 Nanjing Road West, Shanghai 200040, PRC on June 20, 2007 or at such other place and on such other date as mutually agreed to by the parties hereto after all conditions to the Closing under Sections 5 and 6 hereof have been waived or satisfied (the date on which the Closing occurs, the “Closing Date”).
     2.3 Closing Deliveries. At the Closing:
          (i) each Investor shall deliver to the Company:
     (a) by wire transfer in immediately available funds to an account designated by the Company or by other payment method(s) mutually agreed to by the Company and the Investor such Investor’s portion of the Purchase Price set forth on Schedule 3 hereto,
     (b) with respect to a Noteholder, a conversion notice and any other instrument or other document reasonably required by the Company to evidence conversion of each Convertible Promissory Note held by such Noteholder,
     (c) original counterparts of this Agreement duly executed by the Investor, and
     (d) original counterparts of the Shareholders Agreement duly executed by the Investor; and
          (ii) the Company shall deliver to each Investor:
     (a) a copy of the Company’s Register of Members certified by a director of the Company which reflects the Series B Preferred Shares that each Investor is purchasing pursuant to Section 2.1 hereof,
     (b) original share certificates representing the Series B Preferred Shares that each Investor is purchasing pursuant to Section 2.1 hereof,
     (c) original counterparts of this Agreement duly executed by the Company, each WFOE and each Founder,

     (d) original counterparts of the Shareholders Agreement duly executed by the Company, each Series A Holder, each Founder, each Co-Founder and each other party to the Shareholders Agreement (other than the Investors), and
     (e) a copy of the Shareholder Loan Agreement duly executed by all parties thereto.
     (iii) if so requested by an Investor, the Company shall deliver to such Investor a management rights letter substantially in the form of Exhibit I attached hereto.
3. Representations and Warranties of the Company. Each Company Warrantor jointly and severally represents, warrants and covenants to each of the Investors that all of the representations and warranties set out in this Section 3 (subject to further adjustment pursuant to this Section 3) will be true, accurate and complete as of the Closing Date (except for representations and warranties made as of a specified date, in which case such representations and warranties shall be true, accurate and complete as of such specified date), as qualified by the disclosures set forth in the Disclosure Schedule with specific reference to the Section to which exception is being taken. Between the date of this Agreement and the Closing Date, representations and warranties set out in this Section 3 may be modified or supplemented by mutual written agreement of the Investor and the Company Warrantors. On or before the Closing Date, the Company Warrantors shall notify the Investors of any fact that causes, constitutes or will cause or constitute a breach of any representations and warranties set forth in this Section 3, as amended from time to time.
     3.1 Corporate Status.
     (i) The Company is an exempted company, duly organized, validly existing and in good standing under the laws of the Cayman Islands. The Company has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to perform each of its obligations hereunder and under any Ancillary Document which it may enter into pursuant to the terms hereof. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required. Since its establishment, the Company has carried on its business in compliance with Applicable Law.
     (ii) The Company is a holding company and has no business activities other than the ownership of the WFOEs. The Company has no Liabilities or obligations and is not party to any agreement, contract or commitment, other than (a) this Agreement and the Ancillary Documents; (b) any Liabilities or obligations relating solely to the transactions contemplated by this Agreement or by the Ancillary Documents; (c) Liabilities under the Note Agreement; (d) Liabilities reflected in the Unaudited Pro Forma Financials; and (e) Liabilities incurred in the ordinary course of business after April 30, 2007 and not exceeding US$100,000 (or its equivalent in any other currency) in the aggregate.
     (iii) Except as disclosed in Section 3.1(iii) of the Disclosure Schedule, each WFOE is duly organized and validly existing under the laws of the PRC. Each Group Company has secured all Consents required from any Government Entity for the formation and establishment thereof, including, without limitation, MOFCOM approval (if applicable) for such formation and establishment. Except as disclosed in Section 3.1(iii) of the Disclosure Schedule, each Group Company has a valid business license issued by the SAIC and has the corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted and to perform each of its obligations hereunder and under any Ancillary Document which it may enter into as contemplated hereunder. Except as disclosed in Section 3.1(iii) of the Disclosure Schedule, each Group Company has, since its establishment, carried on its business in compliance with Applicable Law and within the business scope set forth in its business license. The matters disclosed Section 3.1(iii) of the Disclosure Schedule, whether individually or taken as a whole, have not constituted and shall not constitute or lead to a Significant Breach with respect to any Group Company. Each Group Company has passed its statutory annual inspection in the year 2005, as evidenced by an appropriate seal affixed to its current business license, and shall pass its statutory annual inspection in the year 2006.
     (iv) The minute books for each WFOE, together with all the records filed with the SAIC, contain complete and accurate records of all meetings conducted, resolutions adopted, and written consents entered into by such WFOE’s shareholders and board of directors (or committees thereof) since the date of its incorporation. A true and complete copy of the minute books for each WFOE, together with all the records filed with the SAIC, have been provided to the Investors.
     3.2 Power and Authority; Authorization.
     (i) All corporate action necessary on the part of the Company and its officers, directors and shareholders has been taken for the authorization, execution, and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder. As of the Closing, all corporate action necessary on the part of the Company and its officers, directors and shareholders will have been taken for the authorization, execution and delivery by the Company of any Ancillary Document and any other agreements and/or instruments which it may execute or enter into pursuant to the terms hereof, for the performance by the Company of its obligations thereunder, and for the authorization, issuance (or reservation for issuance), sale and delivery of all Series B Preferred Shares and Warrants to be sold hereunder and of all Warrant Shares and Conversion Shares. This Agreement constitutes, and any Ancillary Document or other agreement and/or instrument which the Company may become party to pursuant to the terms hereof will constitute, the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies.
     (ii) All corporate action necessary on the part of any Group Company which is party hereto and its officers, directors and shareholders has been taken for the authorization, execution and delivery by such Group Company of this Agreement and the performance by such Group Company of its obligations hereunder. As of the Closing, all corporate action necessary on the part of any Group Company and its officers, directors and shareholders will have been taken for the authorization, execution and delivery by such Group Company of any Ancillary Document and any other agreements and/or instruments which it may execute or enter into as contemplated hereunder and for the performance by such Group Company of its obligations thereunder. Any Ancillary Document or other agreement and/or instrument which any Group Company may become party to pursuant to the terms hereof will constitute the valid and legally binding obligation of such Group Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies.
     3.3 Valid Issuance. The Series B Preferred Shares and the Investor Warrants being purchased by each Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully-paid and non-assessable, and will be free of restrictions on transfer and other Encumbrances, other than such restrictions on transfer or other Encumbrances as may be imposed by this Agreement or the Ancillary Documents. On and after the Closing, the Warrant Shares and Conversion Shares will have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Warrants or Memorandum and Articles, as the case may be, will be duly and validly issued, fully-paid, and non-assessable and will be free of restrictions on transfer and other Encumbrances, other than such restrictions on transfer or other Encumbrances as may be imposed by this Agreement or the Ancillary Documents.
     3.4 Compliance; No Violations.
     (i) Except as disclosed in Section 3.4(i) of the Disclosure Schedule, no Consent is required of any Government Entity on the part of any Group Company in connection with the consummation of the transactions contemplated by this Agreement or by the Ancillary Documents. The Consents described in Section 3.4(i) of the Disclosure Schedule have been duly obtained and include all of the material Consents that any Group Company is required to obtain from any Government Entity or other Person in respect of its business as now conducted or as proposed to be conducted. All Consents described in Section 3.4(i) of the Disclosure Schedule have been duly secured and are in full force and effect, and each Group Company is in compliance with the terms of each such Consent. None of the Group Companies is in violation of any term or provision of its Constitutional Documents. The matters disclosed in Section 3.4 (i) of the Disclosure Schedule, whether individually or taken as a whole, have not constituted and shall not constitute or lead to a Significant Breach with respect to any Group Company.
     (ii) None of the Company or any WFOE is in violation of any term or provision of any indebtedness, mortgage, Contract, or any Applicable Law, the violation of which could, whether individually or in the aggregate, constitute or lead to a Significant Breach with respect to the Company or any WFOE.
     (iii) Except as disclosed in Section 3.4(iii) of the Disclosure Schedule, the execution, delivery, and performance by any of the Company or the WFOEs of this Agreement and any Ancillary Documents which it may enter into pursuant to the terms hereof requires no Consent of any third party and (a) will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, any provision of its Constitutional Documents as in effect at the date hereof, any Applicable Law, or any material Contract or obligation to which it is a party or by which it is bound, (b) accelerate or constitute an event entitling the holder of any indebtedness of the Company or any WFOE to accelerate the maturity of any such indebtedness or to increase the rate of interest presently in effect with respect to such indebtedness, or (c) result in the creation of any Encumbrance upon any of the properties or assets of the Company or any WFOE.
3.5 Capitalization.
     (i) As of the date hereof, the authorized capital of the Company consists 100,000,000 Ordinary Shares of a nominal or par value of US$0.0001 each, of which 44,000,000 shares are issued and outstanding, and 100,000,000 Series A Preferred Shares of a nominal or par value of US$0.0001 each, of which 44,000,000 shares are issued and outstanding. Immediately prior to the Closing, the authorized capital of the Company will consist of 200,000,000 Ordinary Shares of a nominal or par value of US$0.0001 each, of which 44,000,000 shares will be issued and outstanding, 44,000,000 Series A Preferred Shares of a nominal or par value of US$0.0001 each, of which 44,000,000 shares will be issued and outstanding and 60,000,000 Series B Preferred Shares of a nominal or par value of US$0.0001 each, none of which will be issued and outstanding. As of the Closing, the Company shall have reserved 35,873,535 Ordinary Shares for issuance upon the conversion of the Series B Preferred Shares to be issued to the Investors pursuant to this Agreement.
     (ii) Section 3.5(ii) of the Disclosure Schedule shows an accurate and true list of all outstanding securities of the Company and their holders to be in effect on and immediately following the Closing. All such securities will have been duly authorized and validly issued as of the Closing, will be fully paid, non-assessable and free of preemptive rights (other than those preemptive rights imposed under the Ancillary Documents) and other Encumbrances, and will have been issued in compliance with all Applicable Laws, including those regulating the offer, sale or issuance of securities. Except as shown in Section 3.5(ii) of the Disclosure Schedule, immediately following the Closing there will be no securities of the Company outstanding or issued.
     (iii) As of the date hereof, except as disclosed in Section 3.5(iii) of the Disclosure Schedule, except for this Agreement, the Note Agreement and the Share Option Plan, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. As of the Closing, except for this Agreement, the Ancillary Documents and the Share Option Plan, there will be no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements or agreements of any kind for the purchase or acquisition from the Company of any of its securities.
     (iv) Except as may be provided by the terms of the Series A Preferred Shares and the Series B Preferred Shares, the Company is not subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any equity interest held therein by its shareholders or to purchase or otherwise acquire or retire any of its other outstanding securities.
     3.6 Group Structure.
          As of April 30, 2007:
     (i) Section 3.6(i) of the Disclosure Schedule lists each Group Company, and correctly sets forth the capitalization of such Group Company, the Company’s ownership interest therein, the interest of any other Person therein, the nature of legal entity which the Group Company constitutes, the jurisdiction in which the Group Company was organized, each jurisdiction in which the Group Company is required to be qualified or licensed to do business as a foreign Person and a brief summary of the Group Company’s business.
     (ii) Except in respect of any interest held in any Group Company, none of the Company or the Group Companies has any Subsidiaries or owns or controls, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association or other entity. None of the Company or the Group Companies maintains any offices or any branches.
     (iii) Except for any restrictions and limitations imposed by the Applicable Law as specifically disclosed in Section 3.6(iii) of the Disclosure Schedule, in respect of any ownership interest held in a Group Company by the Company or another Group Company described in Section 3.6(i) of the Disclosure Schedule, (a) the Company or such other Group Company holds good and valid title to such ownership interest free and clear of all restrictions on transfer or other Encumbrances, other than those restrictions on transfer or other Encumbrances created by the Ancillary Documents or the Constitutional Documents, (b) such ownership interest was acquired in compliance with all Applicable Laws, including those regulating the offer, sale or issuance of securities, and (c) there are no outstanding options or rights for the purchase or acquisition from the Company or such other Group Company of such ownership interest. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholders agreements or agreements of any kind for the purchase or acquisition from any Group Company of any of its equity. None of the Group Companies is subject to any obligation (contingent or otherwise) to purchase or otherwise acquire or retire any interest held therein by its equityholders or to purchase or otherwise acquire or retire any of its securities. The Company has no outstanding Liabilities under the Share Transfer Agreement, dated as of February 4, 2007, by and between the Company and Powerhill Holdings Limited and the Share Transfer Agreement, dated as of February 4, 2007, by and between the Company and Crystal Water Investment Holdings Limited.
     (iv) Except as disclosed in Section 3.6(iv) of the Disclosure Schedule, in respect of each Group Company that is organized and existing under the laws of the PRC, the full amount of the registered capital thereof has been contributed, such contribution has been duly verified by a certified accountant registered in the PRC and/or the accounting firm employing such accountant, and the report of the certified accountant evidencing such verification has been registered with the SAIC. Any amount of registered capital of any Group Company that is organized and existing under the laws of the PRC that has not been contributed was not required to be contributed as of April 30, 2007, and such amount shall be contributed in compliance with Applicable Law.
     3.7 Offering. Subject in part to the truth and accuracy of each Investor’s representations set forth in Section 4, the offer, sale and issuance pursuant hereto or any Ancillary Document of any Series B Preferred Share or Warrant and the issuance of Warrant Shares upon exercise of any Warrant and Conversion Shares upon conversion of any Series B Preferred Share is exempt from the registration requirements of any applicable securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action that would cause the loss of such exemption.
     3.8 Financial Statements; Liabilities
     (i) The Unaudited Pro Forma Financials have been certified by the chief executive officer and chief financial officer of the Company. The income statements in the Unaudited Pro Forma Financials present fairly the results of operations of the Company and the WFOEs for the period covered, and the balance sheets in the Unaudited Pro Forma Financials present fairly the financial condition of the Company and the WFOEs as of their respective dates.
     (ii) Except as disclosed in Section 3.8(ii) of the Disclosure Schedule, none of the Group Companies has any outstanding Liabilities, except (a) Liabilities that are reflected or disclosed in the most recent balance sheet in the Unaudited Pro Forma Financials, (b) Liabilities incurred in the ordinary course of business and consistent with past practice since April 30, 2007, or (c) Liabilities, in the aggregate not exceeding US$200,000, incurred since April 30, 2007 that are not in the ordinary course of business or consistent with past practice.
     (iii) Each of Mr. Qi JI and the Key Management Personnel has not been and shall not be in violation or breach of any non-competition obligations arising from any Contract, Applicable Law or otherwise, including without limitation the Home Inns Hotel Management (Beijing) Limited Employment And Confidentiality Agreement and the Home Inns Hotel Management (Hong Kong) Limited Employment And Confidentiality Agreement entered into by Mr. Qi JI, as a result of having worked for or owning interest in any Group Company.
     3.9 Absence of Changes. Since April 30, 2007:
     (i) none of the Group Companies has entered into any transaction in an amount in excess of US$200,000 (or its equivalent in any other currency) which is not in the ordinary course of business consistent with past practice;
     (ii) there have been no changes, whether individually or in the aggregate, that would constitute or lead to a Significant Breach with respect to the business, financial condition, results, operations or prospects of any of the Group Companies;
     (iii) there has been no damage to, destruction or loss of physical property (whether or not covered by insurance), whether individually or in the aggregate, that would constitute or lead to a Significant Breach with respect to the business or operations of any Group Company;

     (iv) none of the Group Companies has declared or paid any dividend or made any distribution on its shares or registered capital, or redeemed, purchased or otherwise acquired any of its shares or registered capital;
     (v) none of the Group Companies has increased the compensation of any of its officers, or the rate of pay of its employees as a group, except as part of regular compensation increases in the ordinary course of business;
     (vi) there has been no waiver of any material right or claim of any Group Company, or the cancellation of any debt or claim held by any Group Company; and
     (vii) there has been no sale, assignment or transfer of any tangible or intangible assets of any Group Company except in the ordinary course of business consistent with past practice.
3.10 Real Property.
          As of April 30, 2007:
     (i) None of the Company or the Group Companies owns or has legal or equitable title or other right or interest in any real property other than the land use rights (the “Land Use Rights”) held by the Group Companies as set forth in Schedule 3.10(i) of the Disclosure Schedule or as held pursuant to Lease. True and complete copies of the certificates evidencing the Land Use Rights have been delivered to each of the Investors or their agents or professional advisers and any land grant premium required under Applicable Law in connection with securing such Land Use Rights has been fully paid. None of the land with respect to which the Land Use Rights relate constitute arable land that has been converted to other uses. The particulars of the Land Use Rights as set out in Schedule 3.10(i) of the Disclosure Schedule are true and complete.
     (ii) Section 3.10(ii) of the Disclosure Schedule sets forth each leasehold interest pursuant to which any Group Company holds any real property (a “Lease”), indicating the parties to such Lease, the address of the property demised under the Lease, the rent payable under the Lease and the term of the Lease. Any breach by the real property holder of any Lease, including failure to hold valid land certificates, will entitle the Group Company a party to such Lease to enforce its rights under such Lease and seek compensation to remedy its losses resulting therefrom. Each Lease constitutes the entire agreement to which any Group Company is party with respect to the property demised thereunder, and a true and complete copy of each such Lease has been delivered to the Investors, together with all amendments, modifications, alterations and other changes thereto. Each Lease is valid and subsisting, enforceable against the parties thereto in accordance with its terms and no change in ownership or claim from any third party shall adversely affect the forgoing validity and enforceability. The lessor under each Lease is qualified and has obtained all Consents necessary to enter into such Lease, including without limitation any Consents required from the owner of the property demised pursuant to the Lease if the lessor is not such owner. There is no claim asserted or threatened by any third party regarding the ownership of the property demised pursuant to each Lease. Each Lease is in compliance with Applicable Law with respect to the ownership and operation of property and conduct of business as now conducted and as proposed to be conducted by any Group Company under such Lease. No Lease shall be discontinued, suspended or challenged by any Government Entity or third party without the Consent of the Group Company to such Lease, and no Group Company shall be subject to any fine, penalty or other punishment from any Government Entity or third party in connection with any Lease. As of the date hereof, all conditions precedent to the enforceability of each Lease have been satisfied and there exists no breach or default, nor state of facts which, with the passage of time, notice, or both, would result in a breach or default on the part of any party to the Lease. A Group Company has accepted possession of the property demised pursuant to each Lease and is in actual possession thereof and has not sublet, assigned or hypothecated its leasehold interest except as set forth on Section 3.10(ii) of the Disclosure Schedule. In the event that any Group Company subleases any real property to a third party, such Group Company shall be qualified to do so and all Consents required for such subleases, including without limitation any Consents required from any Government Entity, shall have been obtained by such Group Company. The particulars of the Leases as set out in Schedule 3.10(ii) of the Disclosure Schedule are true and complete. No breach or breaches of any representations given in this Section 3.10(ii), including any matters disclosed in Section 3.10(ii) of the Disclosure Schedule, in the aggregate, have constituted or shall constitute or lead to a Significant Breach with respect to any Group Company.
     (iii) None of the Group Companies has obtained property ownership certification for the buildings and improvements located on land with respect to which it holds under the Leases.
     (iv) Each of the Land Use Rights is free and clear of any and all Encumbrances except for those identified in Section 3.10(iv) of the Disclosure Schedule, provided that exercise of the rights under any Encumbrances, whether individually or taken as a whole, has not constituted and shall not constitute or lead to a Significant Breach with respect to any Group Company. A true and complete copy of each of the agreements relating to the Encumbrances identified in Section 3.10(iv) of the Disclosure Schedule (the “Mortgages”) has been delivered to each of the Investors or their agents or professional advisors.
     (v) Except as set forth in Section 3.10(v) of the Disclosure Schedule, none of the Group Companies uses any real property in the conduct of its business except insofar as it holds valid Land Use Rights or has secured a Lease with respect thereto. No default or event of default on the part of any Group Company or event which, with the giving of notice or passage of time or both, would constitute a default or event of default on the part of any Group Company has occurred and is continuing unremedied or unwaived under the terms of any of the Land Use Rights, the Leases or Mortgages. There exists no pending or threatened condemnation, confiscation, dispute, claim, demand or similar proceeding with respect to, or which could constitute or lead to a Significant Breach with respect to, the continued use and enjoyment of any Land Use Right or Lease by any Group Company. The Land Use Rights, Leases and Mortgages are valid and subsisting and are enforceable in accordance with the terms contained therein.

     3.11 Personal Property.
     (i) The personal property of each Group Company is sufficient for the conduct of its business as currently conducted.
     (ii) All personal property of each Group Company which is reflected in the most recent balance sheet in the Unaudited Pro Forma Financials or which has been acquired by any Group Company since the date of such balance sheet and which has not been disposed of in the ordinary course of such Group Company’s business is owned by such Group Company free and clear of any Encumbrances, other than Encumbrances in the ordinary course of business on property having a value not exceeding US$200,000 (or its equivalent in any other currency) in the aggregate.
     (iii) All machinery, tools and equipment of any Group Company which are reflected in the most recent balance sheet in the Unaudited Pro Forma Financials or which have been acquired thereby since the date of such balance sheet are in a state of reasonable maintenance and repair (except for ordinary wear and tear) and are adequate for the conduct of the business thereof as currently operated, except the machinery, tools and equipment having a value not exceeding RMB¥20,000 individually or US$200,000 (or its equivalent in any other currency) in the aggregate.
     (iv) Except as reflected or disclosed in the most recent balance sheet in the Unaudited Pro Forma Financials, none of the Group Companies maintains any inventory other than the inventories of the Group Companies having a value not exceeding US$200,000 (or its equivalent in any other currency) in the aggregate.
     3.12 Contracts. Each of the Contracts set forth in Section 3.12(v) of the Disclosure Schedule is deemed to be a Material Contract as of April 30, 2007. With respect to each Material Contract to which any Group Company is a party or to which any Group Company or any of its properties is subject or by which any thereof is bound:
     (i) True and complete copies of the Material Contracts, including any amendments and supplements to such Contracts, have been delivered to each of the Investors.
     (ii) Unless otherwise noted on Section 3.12(ii) of the Disclosure Schedule, each of the Material Contracts was entered into in the ordinary course of business.
     (iii) Each Material Contract is valid and subsisting, enforceable by the parties thereto in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other remedies in the nature of equitable remedies. Each Group Company has duly performed all its obligations under each Material Contract to the extent that such obligations to perform have accrued. To the Knowledge of the Company, no breach or default, alleged breach or default, or event which would (with the passage of time, notice or both) constitute a breach or default under any of the Material Contracts by any Group Company, or any other party or obligor with respect thereto, has occurred, or as a result of this Agreement or any Ancillary Document, or the performance hereof or thereof, will occur.

     (iv) Consummation of the transactions contemplated by this Agreement, the Ancillary Documents and the Note Agreement will not (and will not give any Person a right to) terminate or modify any rights of, or accelerate or augment any obligation of, any Group Company under any Material Contract.
     (v) Notwithstanding anything to the contrary provided herein, each of the following Contracts is deemed to be a Material Contract and has been identified in Section 3.12(v) of the Disclosure Schedule: (a) any Contract with respect to a contract value in excess of US$200,000 (or its equivalent in any other currency); (b) any Contract that has an unexpired term in excess of five years; (c) any Contract on which the business of any Group Company is substantially dependent or which is otherwise material to the business of any Group Company; (d) any Lease and any Contract with respect to the renovation at any real property or any property that is subject to a Lease; (e) any Contract that limits or restricts the ability of any Group Company to compete or otherwise to conduct its business in any material respect; (f) any Contract requiring performance in any country other than the PRC; (g) any Contract that grants a power of attorney, agency or similar authority to another Person or entity, agency or similar authority to another Person or entity; (h) any Contract that contains a right of first refusal; and (i) any other Contract that was not made in the ordinary course of business. No Material Contract has been entered into by the Company or any WFOE after April 30, 2007, and no other Group Company has entered into any Material Contract after April 30, 2007 which is material to the ability of such Group Company to conduct its business as previously conducted.
     3.13 Intellectual Property.
     (i) Each Group Company owns or possesses sufficient legal rights to (a) all trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes and (b) all patents and patent rights (such rights are collectively referred to herein as the “Intellectual Property”) as are necessary to the conduct of its businesses as now conducted and as presently proposed to be conducted. None of the Company Warrantors has any Knowledge that any such Intellectual Property is being infringed by third parties. No claim is currently asserted or threatened against any Group Company by any third party challenging or questioning such Group Company’ right to use any of the Intellectual Property or the validity or effectiveness of any license or similar agreement with respect thereto.
     (ii) All licenses under which each Group Company is currently using the Intellectual Property (the “Intellectual Property Licenses”) are in full force and effect in accordance with their terms, and are free and clear of any Encumbrances. None of the Group Companies is in default of any material provision under any Intellectual Property License and no such default is currently threatened.
     (iii) The conduct by each Group Company of its respective business does not infringe the rights of any third party in respect of any Intellectual Property nor has any Group Company received any communication that a claim or demand has been made, or threatened to be made to this effect.
     (iv) None of the Group Companies will be necessary to utilize in the course of such Group Company’s business any Intellectual Property of any of the respective employees of such Group Company made prior to their employment by such Group

Company, except for Intellectual Property that have been validly and properly assigned or licensed to such Group Company as of the date hereof.
     (v) Except for the trademark logos listed in Section 3.13(v) of the Disclosure Schedule, which trademarks have been registered or are in the process of being registered in the PRC, none of the Group Companies owns or uses any trademarks. In respect of those trademarks being registered in the PRC, to the Knowledge of the Company Warrantors, there are no legal obstacles to such registration.
     (vi) None of the Group Companies is registered by a Government Entity as the owner of any copyright.
     (vii) Except for the domain names listed in Section 3.13(vii) of the Disclosure Schedule, which domain names have been registered with the domain name registration institutions throughout the world, none of the Group Companies is the registered owner of any domain names. None of the Group Companies is aware of any claim of any third party in respect of the domain names listed in Section 3.13(vii) of the Disclosure Schedule.
     (viii) Each Group Company has taken all security measures that in the judgment of such Group Company are prudent in order to protect the secrecy, confidentiality, and value of its material Intellectual Property.
     3.14 Affiliate Transactions. Except as set forth in Section 3.14 of the Disclosure Schedule, none of the Group Companies, on the one hand, is indebted, either directly or indirectly, to any Related Party, on the other hand, in any amount whatsoever, other than for payment of salary for services rendered and reasonable expenses. No Related Party is indebted to any Group Company or has any direct or indirect ownership interest (other than as a result of any ownership interest held in the Company) in any Group Company. To the Knowledge of the Company Warrantors, no Related Party has any direct or indirect ownership interest, or contractual relationship, with any Person with which any Group Company has a business relationship or any Person which, directly or indirectly, competes with any Group Company. Except as set forth in Section 3.14 of the Disclosure Schedule, no Related Party is, directly or indirectly, a party to or otherwise an interested party with respect to any Contract with any Group Company. The matters disclosed in Section 3.14 of the Disclosure Schedule, whether individually or taken as a whole, have not constituted and shall not constitute or lead to a Significant Breach with respect to any Group Company.
     3.15 Insurance. Except for the insurances listed in Section 3.15 of the Disclosure Schedule, none of the Group Companies maintains any insurance.
     3.16 Litigation. Except as set forth in Section 3.16 of the Disclosure Schedule, there is no litigation, proceedings, investigations (civil, criminal, regulatory or otherwise), arbitration claims, demands, grievances or inquiries pending (or, to the Knowledge of the Company Warrantors, any basis therefor or threat thereof) against or affecting any Group Company, or any of its assets or properties, nor are there any facts which are likely to give rise to any such litigation. There are no judgments unsatisfied against any Group Company or consent decrees or injunctions to which any Group Company or any of its assets are subject.

     3.17 Tax Matters
     (i) Except as set forth in Section 3.17(i) of the Disclosure Schedule, each Group Company (a) has timely filed all Tax Returns that are required to have been filed by it with any Government Entity, (b) has timely paid all Taxes owed by it which are due and payable or withheld and remitted to the appropriate Governmental Entity all Taxes which it is obligated to withhold and remit from amounts owing to any employee, creditor, customer or third party, and (c) has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency other than, in the case of clauses (a) and (b), unpaid taxes that are in contest with tax authorities by any Group Company in good faith or nonmaterial in amount. The matters disclosed in Section 3.17(i) of the Disclosure Schedule, whether individually or taken as a whole, have not constituted and shall not constitute or lead to a Significant Breach with respect to any Group Company.
     (ii) Each Tax Return referred to in paragraph (i) above was properly prepared in compliance with Applicable Law and was (and will be) true, correct and complete in all material respects. None of such Tax Returns contains a statement that is false or misleading in any material respect or omits any matter that is required to be included or without which the statement would be false or misleading in any material respect. No reporting position was taken on any such Tax Return which has not been disclosed to the appropriate tax authority or in such Tax Return, as may be required by Applicable Law. All records relating to such Tax Returns or to the preparation thereof required by Applicable Law to be maintained by each Group Company have been duly maintained.
     (iii) The assessment of any additional Taxes with respect to any Group Company for periods for which Tax Returns have been filed is not expected to exceed the recorded Liability therefor in the most recent balance sheet in the Unaudited Pro Forma Financials, and except as disclosed in Section 3.17(iii) of the Disclosure Schedule, there are no material unresolved questions or claims concerning any Tax Liability of any Group Company. There is no pending dispute with, or notice from, any taxing authority relating to any of the Tax Returns filed by any Group Company which, if determined adversely to such Group Company, would result in the assertion by any taxing authority of any valid deficiency in a material amount for Taxes, and to the Knowledge of the Company Warrantors, there is no proposed Liability for a deficiency in any Tax to be imposed upon the properties or assets of any Group Company. None of the Group Companies has been the subject of any examination or investigation by any tax authority relating to the conduct of its business or the payment or withholding of Taxes that has not been resolved or is currently the subject of any examination or investigation by any tax authority relating to the conduct of its business or the payment of withholding of Taxes. None of the Group Companies is responsible for the Taxes of any other Person by reason of contract, successor liability or otherwise.
     (iv) None of the Group Companies is or expects to become, as a result of the Contemplated Transactions, a CFC, based in part on the representations in Section 4.7. None of the Group Companies anticipates that any will become a PFIC or CFC for the current taxable year or any future taxable year.
     (v) Each Group Company is treated as a corporation for U.S. federal income tax purposes.

     3.18 Legal Compliance.
     (i) Except as set forth in Section 3.18(i) of the Disclosure Schedule, each Group Company is, and at all times has been, in compliance with Applicable Laws, except where non-compliance could not reasonably be expected to constitute or lead to a Significant Breach with respect to the business or condition of such Group Company.
     (ii) To the Knowledge of the Company, except for the events and circumstances which could not reasonably be expected to, individually or aggregately, constitute or lead to a Significant Breach with respect to any Group Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) (a) may constitute or result in a violation by any Group Company of, or a failure on the part thereof to comply with, any Applicable Law, or (b) may give rise to any obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature. None of the Group Companies has received any notice or other communication (whether oral or written) from any Government Entity regarding (x) any actual, alleged, possible, or potential violation of, or failure to comply with, any Applicable Law, or (y) any actual, alleged, possible, or potential obligation on the part of any Group Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.
     (iii) None of the Group Companies or any director, officer, agent, employee, or any other Person associated with or acting for or on behalf of the foregoing, has offered, paid, promised to pay, or authorized the payment of any money, or offered, given a promise to give, or authorized the giving of anything of value, to any Government Official, to any political party or official thereof or to any candidate for political office (or to any Person where such Group Company, director, officer, agent, employee or other Person knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, political party, party official, or candidate for political office) for the purposes of:
a)	(x) influencing any act or decision of such Government Official, political party, party official, or candidate in his or its official capacity, (y) inducing such Government Official, political party, party official or candidate to do or omit to do any act in violation of the lawful duty of such Government Official, political party, party official or candidate, or (z) securing any improper advantage, or

b)	inducing such Government Official, political party, party official, or candidate to use his or its influence with any Government Entity to affect or influence any act or decision of such Government Entity, in order to assist any Group Company in obtaining or retaining business for or with, or directing business to any Group Company.
     (iv) None of the Group Companies or any of the respective officers, employees, directors, representatives, or agents of the foregoing has, within the past five years, (a) taken any action in furtherance of any boycott not sanctioned by the United States; (b) engaged directly or indirectly in transactions with any Government Entity, agent, representative, national or resident of, or any entity based or resident in, any of the following countries: North Korea, Iraq, Libya, Cuba, Iran, Myanmar or Sudan; (c) otherwise engaged in transactions with any entity or person that is the target of U.S. economic sanctions, as designated by the U.S. Treasury Department Office of Foreign Assets Control on its list of Specially Designated Nationals and Blocked Persons; or (d) received unlicensed donations or engaged in financial transactions with respect to which any Group Company knows or has reasonable cause to believe that the financial transaction poses a risk of furthering terrorist attacks anywhere in the world.
     3.19 Environmental Compliance. None of the Group Companies is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety and no material expenditures are or will be required to comply with any such existing statute, law or regulation.
     3.20 Employees, Labor Matters, etc.
         (i) Each Group Company has complied with all Applicable Law relating to the employment of labor, including provisions thereof relating to wages, hours, social welfare, Social Securities Funds, equal opportunity and collective bargaining. There is no organized labor strike, dispute, slowdown or claim pending, or to the Knowledge of the Company Warrantors threatened against or affecting any Group Company. None of the Group Companies has any contract with any labor union. The matters disclosed in Section 3.20(i) of the Disclosure Schedule, whether individually or taken as a whole, have not constituted and shall not constitute or lead to a Significant Breach with respect to any Group Company.
         (ii) Section 3.20(ii) of the Disclosure Schedule sets forth a list of all officers, employees and consultants of each Group Company whose current annual salary or rate of compensation (including bonuses, commissions and inventive compensation) is in excess of RMB¥800,000 (or equivalent in a different currency), together with their current job titles or relationship to such Group Company. None of the Persons referred to above, nor any other officer, key employee or consultant of any Group Company, has notified any Group Company that such Person will cancel or otherwise terminate such Person’s relationship with any Group Company, or is being terminated by any Group Company.
         (iii) To the Knowledge of the Company Warrantors, except as set forth in Section 3.20(iii) of the Disclosure Schedule, none of the officers, employees or consultants referred to in Section 3.20(ii) of the Disclosure Schedule is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Group Companies or that would conflict with the business of the Group Companies as proposed to be conducted. To the Knowledge of the Company Warrantors, the following will not conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such officer, employee or consultant is now obligated: (a) the execution, delivery and performance of any of this Agreement or other Transaction Documents; (b) the adoption by the Company of the Memorandum and Articles, (c) the carrying on of any Group Company’s business by the employees thereof; and (d) the conduct of the business of any Group Company as currently conducted or as proposed to be conducted. No Group Company has reason to believe it is or will be necessary to utilize any inventions of any employees of any Group Company (or people any Group Company currently intend to hire) made prior to or outside the scope of their employment by such Group Company. None of the execution, delivery and performance of this Agreement or other Transaction Documents or the adoption of the Memorandum and Articles will (either alone or upon the occurrence of any additional or subsequent event) constitute an event under any benefit plan or individual agreement that will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in material benefits with respect to any employee, former employee, consultant, agent or director of any Group Company.
           (iv) Except as set forth on Section 3.20(iv) of the Disclosure Schedule, none of the Group Companies has any pension (other than any statutory pension), employee stock purchase or other plan providing for incentives or other compensation to employees. The Company has delivered to the Investors true, correct and complete copies of all documents, summary plan descriptions, insurance contracts, third party administration contracts and all other documentation created to embody all material benefit plans, plus descriptions of any material benefit plans that have not been reduced to writing. Except for required contributions or benefit accruals for the current plan year, no material Liability has been or is expected to be incurred by any Group Company under or pursuant to any Applicable Law relating to benefit plans and, to the Knowledge of the Company Warrantors, no event, transaction or condition has occurred or exists that could result in any such Liability to any Group Company. Each of the benefit plans listed in Section 3.20(iv) of the Disclosure Schedule is and has at all times been in compliance in all material respects with all applicable provisions of Applicable Law.
       3.21 State-Owned Assets. None of the assets of any Group Company constitute state-owned assets and, inasmuch, are not required to undergo any form of valuation under Applicable Law in the PRC governing the transfer of state-owned assets prior to the consummation of the transactions contemplated herein or in any other Transaction Documents.
     3.22 Entire Business. There are no material facilities, services, assets or properties shared (i) by the Company with any other Person that is not a Group Company or (ii) by any Group Company with any other Person that is not a Group Company.
     3.23 Brokers. Except as set forth on Section 3.20(iv) of the Disclosure Schedule, no finder, broker, agent, financial advisor or other intermediary has acted on behalf of any Group Company or any of its Affiliates in connection with the offering of the Series B Preferred Shares or the negotiation or consummation of this Agreement or the Ancillary Documents or any of the transactions contemplated hereby or thereby. All such negotiations or the consummation of this Agreement or the Ancillary Documents or any of the transactions contemplated hereby or thereby will not give rise to any valid claim against any Group Company or any of the Investors for any brokerage or finder’s commission, fee or similar compensation.
     3.24 Full Disclosure. The Company has fully provided the Investors with all the information that the Investors have requested for deciding whether to purchase the Series B Preferred Shares and all information that the Company believes is materially necessary to enable the Investors to make such decision. None of this Agreement or any other statements or certificates or other materials made or delivered, or to be made or delivered to any of the Investors in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.
4. Representations and Warranties of the Investors. Each of the Investors, severally and not jointly, represents, warrants and covenants to the Company that:
     4.1 Authorization. Such Investor has full power and authority to enter into this Agreement, and, assuming due and valid execution and delivery hereof, the Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
     4.2 Purchase Entirely for Own Account. This Agreement is made with such Investor in reliance upon such Investor’s representation to the Company, which by such Investor’s execution of this Agreement such Investor hereby confirms, that the Series B Preferred Shares and the Investor Warrants to be acquired hereunder and the Warrant Shares and Conversion Shares (collectively, the “Securities”) will be acquired by the Investor for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Securities.
     4.3 Disclosure of Information. Such Investor believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Series B Preferred Shares. Such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series B Preferred Shares and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Investors to rely thereon.
     4.4 Investment Experience. Such Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series B Preferred Shares. Such Investor also represents it has not been organized for the purpose of acquiring the Series B Preferred Shares.
     4.5 Status of Investor. Such Investor (i) is purchasing the Securities in accordance with any applicable securities laws of any state of the United States or any other jurisdiction or (ii) is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect, under the Securities Act.
     4.6 Restricted Securities. Such Investor understands that the Securities it is purchasing are characterized as “restricted securities” under U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
     4.7 Tax Matters.
       (i) Each of the Lead Investors and Pinpoint represents and warrants that such Investor is not a US Person as defined by §957(c) of the Code and no Person owns an ownership interest, directly or indirectly, in such Investor that would cause such Person to be a U.S. shareholder with respect to any Group Company as defined by §951(b) of the Code. For these purposes direct and indirect ownership is determined under §958 of the Code including the constructive ownership provisions in §958(b).
       (ii) Each of the Investors other than the Lead Investors and Pinpoint represents and warrants that such Investor is an exempted limited partnership formed under the laws of the Cayman Islands, and such Investor agrees to take reasonable steps to assist the company in determining whether any Person owns an ownership interest, directly or indirectly, in such Investor that would cause such Person to be a U.S. shareholder with respect to any Group Company as defined by §951(b) of the Code. For these purposes direct and indirect ownership is determined under §958 of the Code including the constructive ownership provisions in § 958(b).
5. Conditions of the Investors’ Obligations at Closing. The obligations of each Investor at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions, unless waived by the Lead Investors in writing:
     5.1 Representations and Warranties. The representations and warranties of the Company Warrantors contained or referred to herein shall be true, correct and complete in all material respects as of the date of the Closing as though made at such date with reference to the facts and circumstances existing at such time (except to the extent that a representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true as of such earlier date), and each of the Company Warrantors shall have delivered a certificate to such effect, dated the date of the Closing, signed by such Company Warrantor or by a director or officer thereof.
     5.2 Performance. Each party to this Agreement (other than the Investors) shall have performed and complied with all agreements, obligations and conditions contained in this Agreement or the Ancillary Documents which such party is required to perform or comply with on or before the Closing.
     5.3 Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing, and all documents incident thereto, shall be in form and substance reasonably satisfactory to the Lead Investors, and each Investor shall have received all such counterpart original and certified or other copies of such documents as such Investor may reasonably request.
     5.4 Qualifications. Except as disclosed in the Disclosure Schedule, all Consents of any competent Government Entity that are required in connection any of the transactions contemplated hereunder, under any of the Ancillary Documents or under other agreements to be entered into in connection herewith shall have been duly obtained and shall continue to be in effect.
     5.5 No Orders; Legal Proceedings. Except as disclosed in the Disclosure Schedule, there shall be no Applicable Law in effect which prohibits or restricts the transactions contemplated by this Agreement or the Ancillary Documents which is not waived by a competent Government Entity.
     5.6 No Material Adverse Change. There shall not have been any changes, whether individually or in the aggregate, that have had or can reasonably be expected to have a Material Adverse Effect on the business, financial condition, results, operations or prospects of the Company, the WFOEs, or the other Group Companies taken as a whole, since December 31, 2006.
     5.7 Compliance Certificate. A director of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Section 5.1, Section 5.2, Section 5.4, Section 5.5 and Section 5.6 have been fulfilled.
     5.8 Legal Opinions. The Investors shall have each received from Conyers Dill & Pearman, special Cayman Islands counsel to the Company, and Guantao Law Firm, special PRC counsel to the Company, written opinions dated and delivered as of the date of the Closing, in form and substance satisfactory to the Lead Investors.
     5.9 Due Diligence. The Investors shall have completed financial, business and legal due diligence on the Company and the WFOEs to their satisfaction.
     5.10 Investment Committee Approval. Each Investor’s respective investment committee, if and when applicable, shall have approved, and shall not have revoked such approval of, the terms of the investment and the transactions contemplated herein and in the Transaction Documents.
     5.11 Memorandum and Articles. The Memorandum and Articles, in the form attached hereto as Exhibit A shall have been duly adopted by all necessary actions of the Board and Shareholders of the Company and shall remain in full force and effect.
     5.12 Shareholders Agreement. The Shareholders Agreement, dated as of the date of the Closing, in form attached hereto as Exhibit B, shall have been duly executed by all parties thereto (other than the Investors) and shall be in full force and effect.
     5.13 Indemnification Agreement. The Company shall have entered into an Indemnification Agreement, dated as of the date of the Closing, in the form attached hereto as Exhibit G, with each member appointed to the Board in accordance with Section 7.8 and such Indemnification Agreements shall be in full force and effect.
     5.14 Founder Warrant. The Company shall have delivered to Winner Crown Holdings Limited a warrant, dated as of the date of the Closing, in the form attached hereto as Exhibit H, duly executed by the parties thereto, for the purchase of up to 4,704,000 Series B Preferred Shares at a per share purchase price of US$1.27551.
     5.15 Investor Warrants. The Company shall have delivered to (i) each Investor a warrant, dated as of the date of the Closing, in the form attached hereto as Exhibit J-1, duly executed by the parties thereto, for the purchase of an amount of Series B Preferred Shares at a per share purchase price as set forth next to such Investor’s name on Schedule 4, and (ii) each of the Lead Investors and IDG a warrant, dated as of the date of the Closing, in the form attached hereto as Exhibit J-2, duly executed by the parties thereto, for the purchase of an amount of Series B Preferred Shares at a per share purchase price as set forth next to such Investor’s name on Schedule 5.
     5.16 Disclosure Schedule. Any modification or supplement to the Disclosure Schedule shall have been prepared and delivered by the Company to the Investors in form and substance satisfactory to the Investors.
     5.17 Employment Agreement. Mr. Qi JI shall have entered into an Employment Agreement with the Company, dated on or prior to the date of the Closing, which shall
     (i) provide, inter alia, that
     (a) all equity securities of the Company beneficially owned by Mr. Qi JI as of the Closing, and
     (b) any equity securities of the Company purchased by Mr. Qi JI (directly or beneficially) pursuant to the Shareholder Loan Agreement shall be subject to the Company’s Repurchase Right under Section 9 of the Shareholders Agreement with the following vesting schedule: 50% of such equity securities shall vest on the one (1) year anniversary of the Closing and the remaining 50% of such equity securities shall vest in equal monthly installments over a period of four (4) years thereafter,
     (ii) be otherwise in form and substance satisfactory to the Lead Investors, and
     (iii) be in full force and effect.
     5.18 Shareholder Loan Agreement. The Shareholder Loan Agreement, dated as of the date of the Closing, in the form attached hereto as Exhibit K, shall have been duly executed by all parties thereto and shall be in full force and effect.
6. Conditions of the Company’s Obligations at Closing. The obligations of the Company at the Closing are subject to the fulfillment on or before the Closing of each of the following conditions, unless waived by the Company in writing:
     6.1 Representations and Warranties. The representations and warranties of the Investors contained in Section 4 of this Agreement shall be true and correct as of the date of the Closing as though made at such date with reference to the facts and circumstances existing at such time (except to the extent that a representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true as of such earlier date).
     6.2 Performance. Each Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement or the Ancillary Documents which such Investor is required to perform or comply with on or before the Closing.

     6.3 No Orders; Legal Proceedings. There shall be no Applicable Law in effect which prohibits or restricts the transactions contemplated by this Agreement or the Ancillary Documents which is not waived by a competent Government Entity.
     6.4 Shareholders Agreement. The Shareholders Agreement, dated as of the date hereof, in form attached hereto as Exhibit B, shall have been duly executed by the Investors.
7. Additional Covenants.
     7.1 Use of Proceeds. The Company will use the proceeds from the sale of Series B Preferred Shares hereunder for business expansion, capital expenditures, marketing and general working capital for its Business; provided that none of the proceeds shall be used to retire or pay off all or any portion of any indebtedness of any Group Company, whether incurred before or after the date hereof, other than (i) indebtedness to commercial lenders and the Shareholders (other than the Shareholder Loan (as defined in the Shareholder Loan Agreement)), outstanding as of the Closing, not exceeding US$4,000,000 in the aggregate (ii) the Shareholder Loan (as defined in and pursuant to the Shareholder Loan Agreement) or (iii) scheduled interest and principal repayment, when due and payable, without the prior written approval of the Lead Investors.
     7.2 Pre-Closing Actions. As promptly as practicable, each of the parties to this Agreement will: (i) use reasonable best efforts to take all actions required of such party and to do all other things reasonably necessary, proper or advisable to consummate the transactions contemplated hereby and by the Ancillary Documents; (ii) file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by such party pursuant to Applicable Law in connection with this Agreement, the Ancillary Documents and the issuance of the Series B Preferred Shares pursuant hereto and the consummation of the other transactions contemplated hereby and by the Ancillary Documents; (iii) use reasonable best efforts to obtain, or cause to be obtained, all Consents (including any Consents required under any contract) necessary to be obtained by such party in order to consummate the transactions contemplated pursuant to this Agreement and the Ancillary Documents; and (iv) coordinate and cooperate with the other parties in exchanging such information and supplying such assistance as may be reasonably requested by the other parties in connection with any filings and other actions to be made or taken in order to consummate the transactions contemplated pursuant to this Agreement and the Ancillary Documents.
     7.3 Conduct of Business. Except as otherwise permitted by this Agreement or with the written consent of the Lead Investors, from the date hereof to the date of the Closing, the Company shall and shall cause each other Group Company to:
     (i) carry on its business in the ordinary course consistent with past practice and in substantially the same manner as conducted prior to the date hereof and use reasonable best efforts to preserve its relationships with customers, suppliers and others having business dealings with any Group Company;
     (ii) not create, issue or sell any securities, or grant or otherwise issue any options or purchase rights with respect thereto, or enter into any contract or commitment to do any of the foregoing, except in the ordinary course of business by a Group Company that is not a WFOE;

     (iii) not repay or prepay any Liability or obligation in excess of US$100,000 (or its equivalent in any other currency) in the aggregate prior to its stated maturity other than in the ordinary course of business consistent with past practice;
     (iv) not declare or make any dividend, payment or distribution to its shareholders or purchase, retire, acquire or redeem any of its shares or any part of its registered capital or other securities;
     (v) not mortgage, pledge or subject to lien or any other Encumbrance, any of its material assets, tangible or intangible other than in the ordinary course of business by a Group Company that is not a WFOE;
     (vi) not sell, assign, license, transfer or otherwise dispose of any of its assets having a fair market value of more than US$100,000 (or its equivalent in any other currency) in aggregate, or incur any Liabilities or obligations (including Liabilities with respect to indebtedness, capital leases or guarantees thereof) in excess of US$100,000 (or its equivalent in any other currency) in the aggregate, other than in the ordinary course of business;
     (vii) not grant (or commit to grant) any increase in compensation (including incentive or bonus compensation) to any officer or any general increase in compensation (including incentive or bonus compensation) to its employees other than, in each case, normal merit and cost-of-living increases, or enter into any new, or amend or alter (or commit to enter into, amend or alter) in any material respect any existing, employment or consulting agreements or any bonus, incentive compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plan, collective bargaining agreement or commitment (including any commitment to pay retirement or other benefits) trust agreement or similar arrangement adopted by it with respect to its own employees;
     (viii) not amend its Constitutional Documents except as provided herein or as required by Applicable Law;
     (ix) not merge or consolidate with or into any other Person, or make any acquisition of all or substantially all of the stock, assets or business of any other Person, if such merger, consolidation or acquisition would be material to the financial condition or operations of the Company or any WFOE or has an aggregate fair market value exceeding US$100,000 (or its equivalent in any other currency);
     (x) maintain in full force and effect existing insurance to the extent available on commercially reasonable terms;
     (xi) not make any capital expenditure or capital commitment (other than in an emergency) which exceeds US$100,000 (or its equivalent in any other currency) in a single transaction or a series of related transactions, other than in the ordinary course of business consistent with past practice;
     (xii) not make any material Tax elections, settle any Tax disputes or make any changes to any accounting methods;

     (xiii) other than as may be reasonably required to consummate the transactions contemplated hereby, not make any modifications of or changes in or terminate any existing Contract set forth in Section 3.12 of the Disclosure Schedule; or
     (xiv) except as expressly required by this Agreement, enter into or assume any material contract, agreement, obligation lease, license or commitment which involves an aggregate monetary commitment or exposure for all such contracts in excess of US$100,000 (or its equivalent in any other currency) other than in the ordinary course of business.
     7.4 Non-Violation. Pending the Closing, none of the Group Companies will, without the prior written consent of the Lead Investors, take any action which (i) would render any of the representations or warranties made by the Company Warrantors in this Agreement untrue in any material respect if given with reference to the facts and circumstances then existing, or (ii) would result in any of the covenants contained in this Agreement becoming incapable of performance. Each Company Warrantor will promptly advise the Investor of any action or event of which such Company Warrantor becomes aware which would have the effect of making incorrect in any material respect any such representations or warranties if given with reference to facts and circumstances then existing or which has the effect of rendering any such covenants incapable of performance.
     7.5 Certain Business Practices. Each Group Company will (i) pay and/or fund all social benefits which it is required by Applicable Law to pay or fund to or on behalf of any of the prior or continuing employees thereof, (ii) will timely and accurately declare all taxable revenues and pay all Taxes required by Applicable Law, and (iii) will not enter into multiple lease contracts with concurrent terms for a single business premise.
     7.6 Confidentiality. Each party hereto shall keep confidential, and shall cause its officers, directors, and employees to keep confidential, the terms and conditions hereof, of any predecessor agreement and of any Ancillary Document (collectively, the “Confidential Information”) except as the Lead Investors and the Company mutually agree otherwise; provided that any party may disclose Confidential Information (i) to the extent required by Applicable Law so long as, where such disclosure is to a Government Entity, such party shall use all reasonable efforts to obtain confidential treatment of the Confidential Information so disclosed, (ii) to the extent required by the rules of any stock exchange, (iii) to its officers, directors, employees and professional advisors as necessary to the performance of its obligations in connection herewith and with the Ancillary Documents so long as such party advises each Person to whom the Confidential Information is so disclosed as to the confidential nature thereof, (iv) to its investors and any Person otherwise providing substantial debt or equity financing to such party so long as the party advises each Person to whom the Confidential Information is so disclosed as to the confidential nature thereof, and (v) to any Person that enters into bona fide negotiations to acquire such party or such party’s interest in the Company so long as such Person has agreed to maintain the confidentiality of the Confidential Information.
     7.7 Certain Agreements. Within thirty (30) days after the Closing Date, the Company shall procure each of the Key Management Personnel to enter into (i) an employment agreement (or a supplemental agreement to his/her existing employment agreement), (ii) a proprietary information and inventions agreement and (iii) a non-

competition agreement, with the Company or one of the WFOEs, in form and substance reasonably satisfactory to the Lead Investors.
     7.8 Appointment of New Directors. The parties hereto shall procure that Ms. Ping PING, with Mr. Eric LI as her alternate, and Mr. Yan HUANG, with Mr. Gongquan WANG as his alternate, shall be appointed as additional directors of the Company and Mr. Eric LI and Mr. Gongquan WANG shall be appointed as Board observers, effective immediately as of the Closing.
     7.9 Government Approval and Registration. The Company shall procure that each WFOE shall obtain the appropriate certificate of approval and its new business license on or prior to July 1, 2007 identifying the Company as its sole investor.
     7.10 Disclosure Schedule. The Company shall prepare the Disclosure Schedule in consultation and cooperation with the Investors and their counsels, and shall deliver to the Investors the Disclosure Schedule in a form satisfactory to the Investors as soon as practicable after the date hereof and prior to the Closing.
     7.11 Audited Financials. The Company shall deliver the Audited Financials to the Investors as soon as practicable after the date hereof and prior to the six (6) month anniversary of the Closing Date, which Audited Financials shall not materially and adversely differ from the Unaudited Pro Forma Financials covering the same period.
     7.12 Business Licenses. The Company Warrantors shall procure that each Group Company shall, as soon as practicable after the date hereof and prior to the six (6) month anniversary of the Closing Date, have secured all Consents required from any Government Entity for the ownership and operation of its properties and conduct of its business as then conducted and as then proposed to be conducted and have updated its business license to reflect the business as then conducted and as then proposed to be conducted.
     7.13 Franchise Consents. The Company Warrantors shall procure that each WFOE shall, as soon as practicable after the date hereof and prior to the six (6) month anniversary of the Closing Date, have obtained all Consents required by Applicable Law for conducting franchise business, including without limitation approval from MOFCOM and registration with SAIC.
8. Termination and Survival.
     8.1 Termination.
       (i) This Agreement and the transactions contemplated by this Agreement shall terminate upon the mutual consent in writing of the parties hereto;
       (ii) The Lead Investors shall have the right to terminate this Agreement (x) upon notice from the Lead Investors given to the other parties in the event of any material misrepresentation or other breach under this Agreement by any party (other than an Investor) which materially affects any Investor, if such breach is not remedied within thirty (30) days after written notice thereof is given to the breaching party by the affected party; or (y) upon notice from the Lead Investors given to the other parties if there shall be any change in Applicable Law since the date hereof that makes consummation of the transactions hereunder illegal or otherwise prohibited which is not waived or repealed by a competent Government Entity within thirty (30) days of first becoming known to the Lead Investors.
     (iii) The Company shall have the right to terminate this Agreement (x) upon notice given to the Investors in the event of any material misrepresentation or other breach under this Agreement by any of the Investors which materially affects the Company, if such breach is not remedied within thirty (30) days after written notice thereof is given to the breaching party by the Company, or (y) upon notice from the Company given to the Investors if there shall be any change in Applicable Law since the date hereof that makes consummation of the transactions hereunder illegal or otherwise prohibited which is not waived or repealed by a competent Government Entity within thirty (30) days of first becoming known to the Company.
     8.2 Effect of Termination. If this Agreement is terminated pursuant to the provisions of this Section 8.1, then this Agreement shall become void and have no further effect, provided that no party shall be relieved of any liability for a breach of this Agreement or for any misrepresentation hereunder, nor shall such termination be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation.
     8.3 Survival. The provisions of Section 7.6, this Section 8.3 and Section 9 shall survive the termination of this Agreement; provided, however, that if this Agreement is terminated by a party because of a breach by any other party or because one or more conditions to the terminating party’s obligations under this Agreement have not been satisfied as a result of any other party’s failure to comply with its obligations, the terminating party’s right to pursue all legal remedies will survive termination unimpaired.
9. Miscellaneous.
     9.1 Indemnity.
       (i) Each of the Company Warrantors hereby agrees to jointly and severally indemnify and hold harmless each Investor, and such Investor’s employees, Affiliates, agents and assigns, from and against any and all Indemnifiable Losses suffered by such Investor, or such Investor’s employees, Affiliates, agents and assigns, directly or indirectly, as a result of, or based upon or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by any Company Warrantor in or pursuant to this Agreement or any of the Ancillary Documents.
       (ii) Each Investor, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, and the Company’s employees, Affiliates, agents and assigns, from and against any and all Indemnifiable Losses suffered by the Company, or the Company’s employees, Affiliates, agents and assigns, directly or indirectly, as a result of, or based upon, or arising from any inaccuracy in or breach or nonperformance of any of the representations, warranties, covenants or agreements made by such Investor in or pursuant to this Agreement.
        (iii) Any party seeking indemnification with respect to any Indemnifiable Loss (an “Indemnified Party”) shall give written notice to the party required to provide indemnity hereunder (the “Indemnifying Party”).

       (iv) The aggregate amount of Indemnifiable Losses subject to Section 9.1(i) and Section 9.1(ii), respectively, suffered by all Indemnified Parties with a right to seek recourse shall exceed US$100,000 before any Indemnified Party shall be entitled to assert any claim for indemnification under Section 9.1(i) and Section 9.1(ii), respectively, in which case the Indemnified Party shall be entitled to claim indemnity for the full amount of its Indemnifiable Losses; provided, that such limitation shall not apply in case of any claim for indemnification based on intentional fraud or misrepresentation.
       (v) If any claim, demand or Liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall upon the written request of the Indemnified Party, defend any actions or proceedings brought against the Indemnified Party in respect of matters embraced by the indemnity under this Section 9.1. If, after a request to defend any action or proceeding, the Indemnifying Party neglects to defend the Indemnified Party, a recovery against the Indemnified Party suffered by it in good faith shall be conclusive in its favor against the Indemnifying Party, provided, however, that, if the Indemnifying Party has not received reasonable notice of the action or proceeding against the Indemnified Party or is not allowed to control its defense, judgment against the Indemnified Party shall only constitute presumptive evidence against the Indemnifying Party.
       (vi) This Section 9.1 shall not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of other remedies for the breach of this Agreement or with respect to any misrepresentation.
     9.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto whose rights or obligations hereunder are affected by such terms and conditions. This Agreement, and the rights and obligations herein may be assigned by the Investors to any Affiliate of the Investors, but not to any other person without the prior written consent of the Company. Except as otherwise provided herein and in the Ancillary Documents, no other party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the Lead Investors.
     9.3 Governing Law. This Agreement shall be governed by and construed under the laws of Hong Kong, without regard to principles of conflicts of law thereunder.
     9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts transmitted by facsimile shall be deemed to be originals.
     9.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     9.6 Notices. All notices, claims, certificates, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered to any party hereto by hand or sent by facsimile, or sent, postage prepaid, by reputable overnight courier services at the address given for such party on the signature pages hereof (or at such other address for such party as shall be specified by like notice), and shall be deemed given when so delivered by hand, or if sent by facsimile, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) calendar days after delivery to or pickup by the overnight courier service.
     9.7 No Third Party Beneficiary. Except to the extent expressly stated otherwise, nothing in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights, benefits, or obligations hereunder.
     9.8 Fees and Expenses. The Company shall pay reasonable costs and expenses of an outside legal counsel engaged by the Lead Investors in connection with the negotiation, execution, delivery and performance of this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby up to US$70,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
     9.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors designated to purchase at least a majority of the Series B Preferred Shares to be purchased under this Agreement. Any amendment or waiver effected in accordance with this Section 9.9 shall be binding on all parties, including all their permitted assigns and transferees, even if they do not execute such consent.
     9.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
     9.11 Entire Agreement. This Agreement and the documents referred to herein, together with all schedules and exhibits hereto and thereto, constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein; provided, however, that nothing in this Agreement or any Ancillary Document shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date of this Agreement, all of which agreements shall continue in full force and effect until terminated in accordance with their respective terms.
     9.12 Dispute Resolution.
         (i) Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved at the first instance through consultation between the parties to such Dispute. Such consultation shall begin immediately after any party has delivered written notice to any other party to the Dispute requesting such consultation.
         (ii) If the Dispute is not resolved within sixty (30) days following the date on which such notice is given, the Dispute shall be submitted to arbitration upon the request of any party to the Dispute with notice to each other party to the Dispute (the “Arbitration Notice”).

          (iii) The arbitration shall be conducted in Hong Kong and shall be administered by the Hong Kong International Arbitration Centre (“HKIAC”) in accordance with the HKIAC Procedures for the Administration of International Arbitration in force at the time of the commencement of the arbitration. There shall be three (3) arbitrators. The claimants in the Dispute shall collectively choose one arbitrator, and the respondents shall collectively choose one arbitrator. The Secretary General of the Centre shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If any of the members of the arbitral tribunal have not been appointed within thirty (30) days after the Arbitration Notice is given, the relevant appointment shall be made by the Secretary General of the Centre.
          (iv) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the commencement of the arbitration. However, if such rules are in conflict with the provisions of this Section 9.12, including the provisions concerning the appointment of arbitrators, the provisions of this Section 9.12 shall prevail.
          (v) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.
          (vi) The arbitrators shall decide any dispute submitted by the parties to the arbitration tribunal strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.
          (vii) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.
           (viii) The Parties to this Agreement agree to the consolidation of arbitrations under the Transaction Documents in accordance with the provisions of this Section 9.12.
(a)	In the event of two or more arbitrations having been commenced under any of the Transaction Documents, the tribunal in the arbitration first filed (the “Principal Tribunal”) may in its sole discretion, upon the application of any party to the arbitrations, order that the proceedings be consolidated before the Principal Tribunal if (1) there are issues of fact and/or law common to the arbitrations, (2) the interests of justice and efficiency would be served by such a consolidation, and (3) no prejudice would be caused to any party in any material respect as a result of such consolidation, whether through undue delay or otherwise. Such application shall be made as soon as practicable and the party making such application shall give notice to the other parties to the arbitrations.

(b)	The Principal Tribunal shall be empowered to (but shall not be obliged to) order at its discretion, after inviting written (and where desired oral) representations from the parties that all or any of such arbitrations shall be consolidated or heard together and/or that the arbitrations be heard immediately after another and shall establish a procedure accordingly. All parties shall take such steps as are necessary to give effect and force to any orders of the Principal Tribunal.

(c)	If the Principal Tribunal makes an order for consolidation, it: (1) shall thereafter, to the exclusion of other arbitral tribunals, have jurisdiction to resolve all disputes forming part of the consolidation order; (2) shall order that notice of the consolidation order and its effect be given immediately to any arbitrators already appointed in relation to the disputes that were consolidated under the consolidation order; and (3) may also give such directions as it considers appropriate (i) to give effect to the consolidation and make provision for any costs which may result from it (including costs in any arbitration rendered functus officio under Section 9.12); and (ii) to ensure the proper organisation of the arbitration proceedings and that all the issues between the parties are properly formulated and resolved.

(d)	Upon the making of the consolidation order, any appointment of arbitrators relating to arbitrations that have been consolidated by the Principal Tribunal (except for the appointment of the arbitrators of the Principal Tribunal itself) shall for all purposes cease to have effect and such arbitrators are deemed to be functus officio, on and from the date of the consolidation order. Such cessation is without prejudice to (1) the validity of any acts done or orders made by such arbitrators before termination, (2) such arbitrators’ entitlement to be paid their proper fees and disbursements and (3) the date when any claim or defence was raised for the purpose of applying any limitation period or any like rule or provision.

(e)	The Parties hereby waive any objections they may have as to the validity and/or enforcement of any arbitral awards made by the Principal Tribunal following the consolidation of disputes or arbitral proceedings in accordance with this Section 9.12 where such objections are based solely on the fact that consolidation of the same has occurred.
         (ix) During the course of the arbitration tribunal’s adjudication of the dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.
         (x) The award of the arbitration tribunal shall be final and binding upon the parties, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.
     9.13 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party may reasonably request to give effect to the terms and intent of this Agreement.

     9.14 Remedies Cumulative. The rights and remedies available under this Agreement or otherwise available shall be cumulative of all other rights and remedies and may be exercised successively.
     9.15 Language. The governing version of this Agreement is the English language version. Any translation of this Agreement into any other language is for the convenience of the parties only.
— remainder of this page left intentionally blank —

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
COMPANY

SIGNED BY	)

for and on behalf of	)
CHINA LODGING GROUP, LIMITED	)

in the presence of :	)

Address:
Floor 5, Building 57
No. 461 Hongcao Road
Shanghai 200233
The People’s Republic of China
Execution Page to Share Purchase Agreement

WFOES
Address:
Floor 5, Building 57
No. 461 Hongcao Road
Shanghai 200233
The People’s Republic of China
Address:
Floor 5, Building 57
No. 461 Hongcao Road
Shanghai 200233
The People’s Republic of China
Address:
Floor 5, Building 57
No. 461 Hongcao Road
Shanghai 200233
The People’s Republic of China
Execution Page to Share Purchase Agreement

FOUNDERS
Address:
Floor 5, Building 57
No. 461 Hongcao Road
Shanghai 200233
The People’s Republic of China
Address:
Floor 5, Building 57
No. 461 Hongcao Road
Shanghai 200233
The People’s Republic of China
Execution Page to Share Purchase Agreement

INVESTORS

SIGNED BY	)

for and on behalf of	)
CHENGWEI PARTNERS, L.P.	)

in the presence of :	)
Address:
c/o Chengwei Ventures
Suite 33C, Lane 672 Changle Road
Shanghai 200040, China
Fax: +86 21 5404 8766
Attention: Ping Ping

SIGNED BY	)

for and on behalf of	)
CHENGWEI VENTURES	)
EVERGREEN FUND, L. P.	)

in the presence of :	)
Address:
c/o Chengwei Ventures
Suite 33C, Lane 672 Changle Road
Shanghai 200040, China
Fax: +86 21 5404 8766
Attention: Ping Ping

SIGNED BY	)

for and on behalf of	)
CHENGWEI VENTURES	)
EVERGREEN ADVISORS FUND, LLC	)

in the presence of :	)
Address:
c/o Chengwei Ventures
Suite 33C, Lane 672 Changle Road
Shanghai 200040, China
Fax: +86 21 5404 8766
Attention: Ping Ping
Execution Page to Share Purchase Agreement

SIGNED BY	)

for and on behalf of	)
CDH COURTYARD LIMITED	)

in the presence of :	)
Address:
c/o CDH Investments
2601, 26th Floor, Lippo Centre Tower 2,
89, Queensway, Admiralty,
Hong Kong
Tel: +852 2810 7003
Fax: +852 2801 7083
Attention: Chief Financial Officer
Execution Page to Share Purchase Agreement

SIGNED BY	)

for and on behalf of	)
PINPOINT CAPITAL 2006 A LIMITED	)

in the presence of :	)
Address:
299 Bisheng Road, Suite 13-101
Zhangjiang, Shanghai 201204
People’s Republic of China
Tel: +86 21 5080 7651
Fax: +86 21 5080 1333
Execution Page to Share Purchase Agreement

SIGNED BY	)

for and on behalf of NORTHERN LIGHT VENTURE FUND, L.P.	) ) )

in the presence of :	)
Address:
c/o Northern Light Venture Capital
2440 Sand Hill Road Suite 201
Menlo Park CA 94025 USA
Tel: +1 650-585-5460
Fax: +1 650-585-5451

SIGNED BY	)

for and on behalf of NORTHERN LIGHT PARTNERS FUND, L.P.	) ) )

in the presence of :	)
Address:
c/o Northern Light Venture Capital
2440 Sand Hill Road Suite 201
Menlo Park CA 94025 USA
Tel: +1 650-585-5460
Fax: +1 650-585-5451

SIGNED BY	)

for and on behalf of NORTHERN LIGHT STRATEGIC FUND, L.P.	) ) )

in the presence of :	)
Address:
c/o Northern Light Venture Capital
2440 Sand Hill Road Suite 201
Menlo Park CA 94025 USA
Tel: +1 650-585-5460
Fax: +l 650-585-5451
Execution Page to Share Purchase Agreement

SIGNED BY	)

for and on behalf of IDG-ACCEL CHINA GROWTH FUND GP ASSOCIATES LTD. for and on behalf of IDG-ACCEL CHINA GROWTH FUND ASSOCIATES L.P.	) ) ) ) ) )

for and on behalf of	)
IDG-ACCEL CHINA GROWTH FUND L.P.	)

in the presence of :	)
Address:
c/o IDG VC Management Ltd.
10/F Effectual Building
16 Hennessy Road
Wanchai, Hong Kong
Fax: (852) 25291619

SIGNED BY	)

for and on behalf of IDG-ACCEL CHINA GROWTH FUND GP ASSOCIATES LTD. for and on behalf of IDG-ACCEL CHINA GROWTH FUND ASSOCIATES L.P.	) ) ) ) ) )

for and on behalf of	)
IDG-ACCEL CHINA GROWTH FUND-A L.P.	)

in the presence of :	)

Address:
c/o IDG VC Management Ltd.
10/F Effectual Building
16 Hennessy Road
Wanchai, Hong Kong
Fax: (852) 25291619
Execution Page to Share Purchase Agreement

SIGNED BY	)

for and on behalf of IDG-ACCEL CHINA INVESTORS ASSOCIATES LTD. for and on behalf of IDG-ACCEL CHINA INVESTORS L.P. in the presence of :	) ) ) ) ) )

Address:
c/o IDG VC Management Ltd.
10/F Effectual Building
16 Hennessy Road
Wanchai, Hong Kong
Fax: (852) 25291619
Execution Page to Share Purchase Agreement

SCHEDULE 1
FOUNDERS
WINNER CROWN HOLDINGS LIMITED, a company incorporated in British Virgin Islands under company No. 618532 having its registered office at Akara Bldg., 24 De Castro Street, Wickhams Cay I, Road Town, Tortola, British Virgin Islands
MR. QI JI, (PRC ID card no. 31010419661010057x), Room 401 No. 5 Lane 99, Gui Lin Street East, Shanghai, China.
Schedule-1

SCHEDULE 2
WFOES
HANTING XINGKONG HOTEL MANAGEMENT (SHANGHAI) CO., LTD. , a wholly foreign-owned enterprise registered in Shanghai, PRC
LISHAN SENBAO INVESTMENT MANAGEMENT (SHANGHAI) CO., LTD. , a wholly foreign-owned enterprise registered in Shanghai, PRC
YIJU HOTEL MANAGEMENT (SHANGHAI) CO., LTD. , a wholly foreign-owned enterprise registered in Shanghai, PRC
Schedule-2

SCHEDULE 3
INVESTORS AND SUBSCRIBED SHARES

	Series B
	Preferred	Consideration
	Shares	for Series B
Investors	Subscribed	Shares (US$)
Chengwei Partners, L.P.	466,480	$594,999.90
Chengwei Ventures Evergreen Fund, L.P.	11,446,755	$14,600,450.47
Chengwei Ventures Evergreen Advisors Fund, LLC	1,414,768	$1,804,550.73
CDH Courtyard Limited	13,328,003	$17,000,001.11
Pinpoint Capital 2006 A Limited	1,568,001	$2,000,000.96
Northern Light Venture Fund, L.P.	1,179,450	$1,504,400.27
Northern Light Partners Fund, L.P.	129,517	$165,200.23
Northern Light Strategic Fund, L.P.	259,034	$330,400.45
IDG-Accel China Growth Fund L.P.	1,812,687.03	$2,312,100.43
IDG-Accel China Growth Fund-A L.P.	370,439.60	$472,499.41
IDG-Accel China Investors L.P.	168,874.01	$215,400.48

Investors as Noteholders

IDG-Accel China Growth Fund L.P.	2,874,345.97	$3,116,308.42
IDG-Accel China Growth Fund-A L.P.	587,400.40	$636,847.77
IDG-Accel China Investors L.P.	267,779.99	$290,321.71

Total:	35,873,535.00	$45,043,482.34
Schedule-3

SCHEDULE 4
INVESTOR WARRANTS — SECTION 5.15(I)

		Purchase Price	Aggregate Purchase
Investors	Warrant Shares	per Share (US$)	Price (US$)
Chengwei Partners, L.P.	169,912	$1.530612	$260,069.35
Chengwei Ventures Evergreen Fund, L.P.	4,169,396	$1.530612	$6,381,727.55
Chengwei Ventures Evergreen Advisors Fund, LLC	515,319	$1.530612	$788,753.45
CDH Courtyard Limited	4,854,626	$1.530612	$7,430,548.81
Pinpoint Capital 2006 A Limited	571,133	$1.530612	$874,183.02
Northern Light Venture Fund, L.P.	429,606	$1.530612	$657,560.10
Northern Light Partners Fund, L.P.	47,176	$1.530612	$72,208.15
Northern Light Strategic Fund, L.P.	94,351	$1.530612	$144,414.77
IDG-Accel China Growth Fund L.P.	1,707,217	$1.530612	$2,613,086.83
IDG-Accel China Growth Fund-A L.P.	348,886	$1.530612	$534,009.10
IDG-Accel China Investors L.P.	159,048	$1.530612	$243,440.78
Total:	13,066,670	—	$20,000,001.91
Schedule-4

     SCHEDULE 5

INVESTOR WARRANTS — SECTION 5.15(II)

		Purchase Price	Aggregate Purchase
Investors	Warrant Shares	per Share (US$)	Price (US$)
Chengwei Partners, L.P.	50,430	$1.27551	$64,323.97
Chengwei Ventures Evergreen Fund, L.P.	1,237,487	$1.27551	$1,578,427.04
Chengwei Ventures Evergreen Advisors Fund, LLC	152,948	$1.27551	$195,086.70
CDH Courtyard Limited	1,440,865	$1.27551	$1,837,837.72
IDG-Accel China Growth Fund L.P.	195,966	$1.27551	$249,956.59
IDG-Accel China Growth Fund-A L.P.	40,048	$1.27551	$51,081.62
IDG-Accel China Investors L.P.	18,257	$1.27551	$23,286.99
Total:	3,136,001	—	$4,000,000.63
Schedule-5

EXHIBIT A
MEMORANDUM AND ARTICLES
Exhibit-A

EXHIBIT B
SHAREHOLDERS AGREEMENT
Exhibit-B

EXHIBIT C
DISCLOSURE SCHEDULE
Exhibit-C

EXHIBIT D
KEY MANAGEMENT PERSONNEL

No.	Name	Position

1.	Ji Qi	Chief Executive Officer
2.	Lee A. Wang	Chief Financial Officer
3.	Zhiyong Yuan	Executive Vice President of Management Department
4.	Cheng Jun	Executive Vice President of Marketing and Business Development
5.	Haijun Wang	Executive Vice President of Management Department
6.	Jiamin Shi	Executive Vice President of Human Resource Department
7.	Zhiping Li	Executive Vice President; President of Hanting College
8.	Ling Wang	Director of Sales Department
9.	Hui Jin	Senior Manager of Business Development Department
10.	Juan Cao	Director of Operation
11.	Xining Rui	General Manager of Shanghai Hanting Decoration Engineering Co., Ltd.
12.	Jun Chen	General Manager of Shanghai Hanting Decoration Engineering Co., Ltd.
13.	Peigen Zhang	General Manager of Shanghai Hanting Decoration Engineering Co., Ltd.
Exhibit-D

EXHIBIT E
UNAUDITED PRO FORMA FINANCIALS
Exhibit-E

EXHIBIT F
SELECTED FINANCIAL INFORMATION
Exhibit-F

EXHIBIT G
FORM OF INDEMNIFICATION AGREEMENT
Exhibit-G

EXHIBIT H
FORM OF FOUNDER WARRANT
Exhibit-H

EXHIBIT I
FORM OF MANAGEMENT RIGHTS LETTER
[COMPANY LETTERHEAD]
[DATE]
[INVESTORS]
Re:      Management Rights
Gentlemen:
     We refer to the Series B Preferred Shares Purchase Agreement, dated June 20, 2007, by and among China Lodging Group Limited (the “Company”), [INVESTORS] (the “Investors”) and certain other parties thereto (the “Purchase Agreement”). This letter sets forth our agreement with respect to the Investors’ access to information and other rights as holders of the Series B Preferred Shares (as defined in the Purchase Agreement).
     Information and Access
     The Company will provide to the Investors within one hundred and twenty (120) days after the end of each fiscal year, copies of the consolidated financial statements of the Company. Upon reasonable notice, at such reasonable time during normal business hours as the Investors may request, the Company will permit the Investors or their representatives to examine the books and records of the Company, provided that access to highly confidential proprietary information need not be provided by the Company.
     If the Investors are not represented on the Company’s Board of Directors, the Company will give a representative of the Investors access to minutes of the Board of Directors of the Company, except that the representative may be excluded from access to any minutes or materials or portion thereof if the Company believes that such exclusion is reasonably necessary or appropriate to preserve the attorney-client privilege or to protect highly confidential proprietary information or for other similar reasons.
Exhibit-I

     Consultation with Management
     The Investors shall be entitled to consult with management of the Company with respect to the Company’s business plans, and to meet with senior management at mutually agreeable times for such consultation and to review the progress of the Company in achieving those plans. In addition, upon reasonable notice, at such reasonable time as the Board may determine in its sole discretion, such representative may seek an invitation to address the Board of Directors with respect to the Company’s business plans and other significant business issues facing the Company and affecting the holders of the Series B Preferred Shares.
     Confidentiality
     The Investors will keep confidential and will cause their respective representatives to keep confidential of all information and documents obtained pursuant to this letter agreement. Upon termination of this letter, the Investors will collect and deliver to the Company all documents obtained by them or their representatives then in their possession and any copies thereof, provided that, the Investors and such representatives may continue to possess such documents in their capacity as shareholders of the Company subject to confidentiality and other obligations set forth in any shareholders or similar agreement with respect to such shares.
     Termination
     This letter agreement and the rights and obligations hereunder will terminate upon the earlier of (a) the consummation of the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, or similar law, in connection with a public offering of its securities, (b) the consummation of a merger or consolidation of the Company that is effected (i) for independent business reasons unrelated to extinguishing such rights and (ii) for purposes other than (A) the reincorporation of the Company in a different jurisdiction or (B) the formation of a holding company that will be owned exclusively by the Company’s stockholders and will hold all of the outstanding shares of capital stock of the Company’s successor, or (c) the date the Investors are no longer shareholders of the Company. The confidentiality provisions hereof will survive any such termination.
*     *     *
     This letter agreement shall be governed by and construed in accordance with the laws of Hong Kong S.A.R.
     Please acknowledge your agreement with the foregoing by signing two copies of this letter. Please return one signed copy to us and keep the other copy for your records.
Very truly yours,
Exhibit-I

China Lodging Group, Limited
By:
	Name:	Ji Qi
	Title:	Chief Executive Officer

AGREED AND ACCEPTED:
[INVESTOR SIGNATURE BLOCK]
Exhibit-I

EXHIBIT J-1
FORM OF INVESTOR WARRANT — SECTION 5.15(I)
Exhibit-J-1

EXHIBIT J-2
FORM OF INVESTOR WARRANT — SECTION 5.15(II)
Exhibit-J-2

EXHIBIT K
SHAREHOLDER LOAN AGREEMENT
Exhibit-K